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                                 EXHIBIT 3.2

                                   BY-LAWS
                                      OF
                           FINANCIAL INTRANET, INC


                             ARTICLE I - OFFICES

     The principal office of the Corporation is located at 410 Saw Mill River Road, Suite B2040, Ardsley, NY 10502. The Corporation shall have such other offices either within or without the State of Connecticut as the Board of Directors may designate or as the business of the Corporation may, from time to time, require.

                     ARTICLE II- MEETING OF SHAREHOLDERS

        1.        ANNUAL MEETING.

     The annual meeting of the Shareholders shall be held on the First Monday in May at 11:00 a.m., beginning in the year 1997 for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

        2.        SPECIAL MEETINGS.

     Special meetings of the Shareholders may be called by the Board of Directors, the President and Chairman of the Board of Directors, or the holders of not less than one tenth (1/10) of all the shares entitled to vote at the meeting.

        3.        PLACE OF MEETING.

     The Directors may designate any place either within or without the State of Connecticut unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting is called, the place of meeting shall be the principal office of the corporation.

        4.        NOTICE OF MEETING.

     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder

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     at  his  address  as  it  appears  on  the  stock  transfer  books  of  the
Corporation, with postage thereupon prepaid.

        5.        CLOSING OF TRANSFER BOOKS FOR FIXING OF RECORD DATE.

     For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfor books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock-transfer books shall be closed for the purpose of determining Shareholders entitled to notice of a meeting or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock-transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of a meeting or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the close of the business day on which notice of the meeting is mailed or the close of the business day on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such shall apply to any adjournment thereof.

         6.       VOTING LISTS.

     The Secretary of the Corporation, or the agent having charge of the stock-transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period often days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock-transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at the meeting of Shareholders.

         7        QUORUM.

     At any meeting of Shareholders a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number, or voting by classes, is required by the statute or the Articles of

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     Incorporation.  The  Shareholders  present at a duly organized  meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

         8.       PROXIES.

     At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporalion before or at the time of the meeting. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

         9.       VOTING.

     Each Shareholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these By-Laws shall be entitled to one vote in person or by proxy, for each share of stock entitled to vote held by such Shareholder. Upon demand of any Shareholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Nevada

          10.     ORDER OF BUSINESS.

     The order of business at all meetings of the Shareholders, shall be as follows:

                  1.       Roll Call
                  2.       Proof of notice of meeting or waiver of notice
                  3.       Reading of minutes of preceding meeting
                  4.       Reports of Officers
                  5.       Reports of Committees
                           Election of Directors
                  7.       Unfinished Business
                  8.       New Business

         11.      INFORMAL ACTION BY SHAREHOLDERS.

     Any action required or permitted to be taken at a meeting of Shareholders may be taken

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     without  a  meeting  if  the  following  are  filed  with  the  records  of
Shareholders meeting:

     1. A unanimous written consent which sets forth the action and is signed by each Shareholder entitled to vote on the matter; and

     2. A written waiver of any right to dissent signed by each Shareholder entitled to notice of the meeting but not entitled to vote at it.

                       ARTICLE III - BOARD OF DIRECTORS

  1.     GENERAL POWERS.

     The business and affairs of the Corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Nevada.

  2.     NUMBER, TENURE AND QUALIFICATIONS.

     The number of Directors of the Corporation shall be at least three (3) unless the number of shareholders is less than three. Each Director shall hold office until the next annual meeting of Shareholders or until his successor shall have been duly elected or appointed and shall be qualified.

         3.       REGULAR MEETINGS.

     A regular annual meeting of the Directors shall be held without other notice than this By Law immediately after, and at the same place as, the annual meeting of Shareholders. The Directors may provide, by a resolution, the time and place for the holding of other regular meetings without other notice than such resolution.

         4.       SPECIAL MEETINGS.

     Special meetings of the Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

         5.       NOTICE.

     Notice of any special meeting shall be given at least seven (7) days previously thereto by written notice delivered personally, or by telegram or mailed to each Director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph

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     company.  The  attendance  of a Director at a meeting  shall  constitute  a waiver of notice of such meeting, except where a Director attends a meeting tbr the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

  6.     QUORUM.

     At any meeting of the Directors either three (3), or one-third (1/3) of the entire Board of Directors, whichever number is greater, shall constitute a quorum for the transaction of business. If less than said number is present at a meeting, a majority of the Directors present may adjourn the meeting from time-to-time without further notice.

         7.       MANNER OF ACTING.

     The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

         8.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of Directors. The Shareholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a Director. A majority of the remaining Directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors from any cause except an increase in the number of Directors. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

         9.       REMOVAL OF DIRECTORS.

     Any or all of the Directors may be removed for cause by vote of the Shareholders or by action of the Board. Directors may be removed without cause only by vote of the Shareholders.

         10.      RESIGNATION.

     A Director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         11.      COMPENSATION

     The Board of Directors for Resolution, may be paid for their services and shall be reimbursed for expenses for actual attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the

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Corporation in any other capacity and receiving compensation therefor.

         12.      PRESUMPTION OF ASSENT.

     A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless she or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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         13.      EXECUTIVE AND OTHER COMMJ\ITTEES.

     The Board by resolution, may designate from among its members an executive committee and other committees, each consisting of two or more Directors. Each such committee shall serve at the pleasure of the Board.

                            ARTICLE IV - OFFICERS

     The Officers of the Corporation shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors.

         2.       ELECTION AND TERM OF OFFICE.

     The Officers of the Corporation to be elected by the Director shall be elected annually at the first meeting of the Directors held after each annual meeting of the Shareholders. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

         3.       REMOVAL.

     Any Officer or agent elected by the Directors may be removed by the Directors whenever in their judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights if any, of the person so removed.

         4.       VACANCIES.

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification, or otherwise, may be filled by the Directors for the unexpired portion of the term.

         5.       PRESIDENT.

     The President shall be the principal executive officer of the Corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the Shareholders and of the Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties

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     incident  to the office of the  President  and such other  duties as may be prescribed by the Directors from time to time.

         6.       VICE-PRESIDENT.

     In the absence of the President or in the event of his death inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Directors.

         7.       SECRETARY.

     The Secretary shall keep the Minutes of the Shareholders and the Directors; meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder, have general charge of the stock- transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Directors.

         8.       TREASURER.

     If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Directors shall determine. He or she shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general performance of the duties incident to the office of Treasurer and such other duties as from time-to-time may be assigned to him or her by the President or by the Directors.

         9.       SALARIES.

     The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

              ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

         1.       CONTRACTS.


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     The Directors  may  authorize  any officer or officers,  agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         2.       LOANS

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

         3        CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or as shall from time to time be determined by resolution of the Directors.

         4.       DEPOSITS.

     All finds of the Corporation not otherwise employed shall be deposited from tiine to time to the credit of the Corporation in such banks, tnist companies or other depositories as the Directors may select.

           ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.      CERTIFICATES FOR SHARES

     Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. Each stock certificate shall include on its face: the name of the corporation, the name of the person to whom it is issued, and the class of stock and numbers of shares it represents. The name and address of the Shareholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.

2.      TRANSFER OF SHARES.

     (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a

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     certificate  for shares duly endorsed or accompanied by proper  evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the older certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

     (b) The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other person whether or not it shall have express or other notice thereof except as expressly provided by the laws of the State of Nevada.

                           ARTICLE VII- FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January in each year.

                           ARTICLE VIII- DIVIDENDS

     The Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                              ARTICLE IX - SEAL

     The Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words "Corporate Seal."

                         ARTICLE X - WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated herei, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI- AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the Shareholders representing a majority of all the shares issued and outstanding, at any annual Shareholders' meeting or at any Special Sharebolders' meeting when the proposed amendment has been set out in the notice of such meeting.

                        ARTICLE XII - INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was director, officer, employee or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.


Adopted February 6, 1997